SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Solicitation Material Pursuant to Rule 14a-11(c) or rule 14a-12

                     Millennium Biotechnologies Group, Inc.
                     --------------------------------------
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

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                                                                Preliminary Copy

                      MILLENNIUM BIOTECHNOLOGIES GROUP, INC
                        665 Martinsville Road, Suite 219
                             Basking Ridge, NJ 07920

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 25, 2006

To the Stockholders of Millennium Biotechnologies Group, Inc.:

      You are cordially invited to attend the Special Meeting of Stockholders of Millennium Biotechnologies Group, Inc. (the "Company"), a Delaware corporation, to be held at the Rye Town Hilton 699 Westchester Ave., Rye Brook, NY 10573, on Wednesday, January 25, 2006, at 8:00 a.m. local time, for the following purposes:

            1. To amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 75,000,000 to 200,000,000; and

            2. To transact such other matters as may properly come before the meeting or any adjournment thereof.

      Only stockholders of record at the close of business on December 22, 2005 are entitled to notice of and to vote at the meeting.

      A proxy statement and proxy are enclosed. If you are unable to attend the meeting in person you are urged to sign, date and return the enclosed proxy promptly in the self addressed stamped envelope provided. If you attend the meeting in person, you may withdraw your proxy and vote your shares.

                                        By Order of the Board of Directors,


                                        Frank Guarino, Secretary

Basking Ridge, New Jersey
December 20, 2005

          -----------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

                    We urge you to promptly vote your shares
                  by completing, signing, dating and returning
                    your proxy card in the enclosed envelope.
          -----------------------------------------------------------

                                                                Preliminary Copy

                                 PROXY STATEMENT

                      MILLENNIUM BIOTECHNOLOGIES GROUP, INC
                        665 Martinsville Road, Suite 219
                             Basking Ridge, NJ 07920

                                  INTRODUCTION

      This proxy statement is furnished in connection with the solicitation of proxies for use at a special meeting of stockholders of Millennium Biotechnologies Group, Inc. (the "Company") to be held on Wednesday, January 25, 2006, at 8:00 a.m. local time, and at any adjournments. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the stockholder by notifying the Company's Secretary, Frank Guarino, at any time before it is voted, or by voting in person at the special meeting. This proxy statement and accompanying proxy will be distributed to stockholders beginning on or about December 30, 2005. The principal executive offices of the Company are located at 665 Martinsville Road, Suite 219, Basking Ridge, NJ 07920, telephone (908) 604-2500.

                      OUTSTANDING SHARES AND VOTING RIGHTS

RECORD DATE; OUTSTANDING SHARES

      Only stockholders of record at the close of business on December 22, 2005, the record date, are entitled to receive notice of, and vote at the special meeting. As of the record date, the number and class of stock outstanding and entitled to vote at the meeting was 55,318,497 shares of common stock, par value $.001 per share. Each share of common stock is entitled to one vote on all matters. No other class of securities will be entitled to vote at the meeting. There are no cumulative voting rights.

      The affirmative vote of at least a majority of the outstanding shares entitled to vote at the special meeting at which a quorum is present is necessary for approval of the amendment to the Certificate of Incorporation.

REVOCABILITY OF PROXIES

      If you attend the meeting, you may vote in person, regardless of whether you have submitted a proxy. Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. It may be revoked by filing, with the Secretary of the Company at its principal offices, 665 Martinsville Road, Suite 219, Basking Ridge, NJ 07920, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person.

VOTING AND SOLICITATION

      Every stockholder of record is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. There are no cumulative voting rights. By submitting your proxy, you authorize Jerry E. Swon to represent you and vote your shares at the meeting in accordance with your instructions. Mr. Swon may also vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournment or postponement of the meeting.

      The Company has borne the cost of preparing, assembling and mailing this proxy solicitation material. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally, by telephone or by facsimile.

ADJOURNED MEETING

      The chair of the meeting may adjourn the meeting from time to time to reconvene at the same or some other time, date and place. Notice need not be given of any such adjournment meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. If the time, date and place of the adjournment meeting are not announced at the meeting which the adjournment is taken, then the Secretary of the Company shall give written notice of the time, date and place of the adjournment meeting not less than ten
(10) days prior to the date of the adjournment meeting. Notice of the adjournment meeting also shall be given if the meeting is adjourned in a single adjournment to a date more than 30 days or in successive adjournments to a date more than 120 days after the original date fixed for the meeting.

TABULATION OF VOTES

      The votes will be tabulated and certified by the Company's transfer agent.

VOTING BY STREET NAME HOLDERS

      If you are the beneficial owner of shares held in "street name" by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case, the shares will be treated as "broker non-votes").

QUORUM; ABSTENTIONS; BROKER NON-VOTES

      The required quorum for the transaction of business at the special meeting is a majority of the shares of common stock entitled to vote at the special meeting, in person or by proxy. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares represented and voting the votes cast at the special meeting with respect to such matter.

      While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both: (i) the presence or absence of a quorum for the transaction of business; and (ii) the total number of votes cast with respect to a proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

      Under current Delaware case law, while broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. The Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will make a quorum more readily obtainable.

                            PROPOSAL TO STOCKHOLDERS

            AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE
                 THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

      The Board of Directors of the Company has unanimously determined that it is advisable to amend the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 75,000,000 to 200,000,000.

      The Amendment to the Company's Certificate of Incorporation adopting the above change is set forth in Exhibit A to this Proxy Statement.

Reasons For The Change To The Company's Common Stock

      As of December 22, 2005, we had approximately 55,318,497 shares of Common Stock outstanding and approximately 17,587,528 shares reserved for future issuance under presently vested outstanding options and warrants and conversion rights attached to certain promissory notes, leaving only approximately 2,094,435 shares of Common Stock available for future issuances.

      The Company believes that the increase in the number of authorized shares of Common Stock will benefit the Company by providing flexibility to issue Common Stock for a variety of business and financial objectives in the future without the necessity of delaying such activities for further stockholder approval. These objectives include, but are not limited to, raising additional capital for ongoing operations, business and asset acquisitions, current and future employee compensation and benefits and other corporate purposes. We anticipate that we may be issuing shares and/or options in the near future to raise additional needed capital, convert current product royalty interests, and/or compensate employees and officers. As of the date hereof, the Company is actively seeking to raise additional funds through the sale of equity or convertible debt securities that would require utilizing authorized but unissued/unreserved shares. However, it has no definitive plans at this time.

General Effect Of The Changes To The Company's Common Stock

      Stockholders will not realize any dilution in their percentage of ownership of the Company or their voting rights as a result of the foregoing change. However, issuances of significant numbers of additional shares of Common Stock in the future (i) will dilute stockholders' percentage ownership of the Company and, (ii) if such shares are issued at prices below what current stockholders paid for their shares, may dilute the value of current stockholders' shares. In addition, the authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for the Company stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors did not approve the increase in the Company's authorized capital with the intent that it be utilized as a type of anti-takeover device.

THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE PROPOSAL.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth as of December 22, 2005, the number and percentage of outstanding shares of common stock beneficially owned by:

            o Each person, individually or as a group, known to us to be deemed the beneficial owners of five percent or more of our issued and outstanding common stock;
            o     each of our Directors and the Named Executives; and
            o     all of our officers and Directors as a group.

Name and Address of                Amount and Nature of               Percent
Beneficial Owner                   Beneficial Ownership (1)           of Class
----------------                   ------------------------           --------

Jerry E. Swon                            1,870,390 (2)                 3.7 %
Frank Guarino                              914,000 (3)                 1.7 %
Carl Germano                             2,092,313 (4)                 3.8 %
Michael G. Martin                          479,099 (5)                  **
David Sargoy                               491,099 (6)                  **
Jane Swon                                3,295,177 (7)                 5.8 %
P. Elayne Wishart                        4,573,289 (8)                 8.1 %
Louis C. Rose                            3,422,430 (9)                 6.2 %

All Directors and Executive              5,846,901                    11.5 %
 Officers as a Group (5 persons)

      Except as set forth in the footnotes, the address of all persons above is care of the Company.

----------

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock which such person has the right to acquire within 60 days of December 22, 2005. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnote to this table and pursuant to applicable community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of common stock which they beneficially own.
(2) Includes 183,333 shares issuable upon exercise of options and warrants. These options and warrants have a cash-less exercise provision and include certain piggyback registration rights. Does not include options for 5,000,000 shares that vest only after certain conditions are met. Does not include any securities owned by Jane Swon, Mr. Swon's spouse, as to which securities Mr. Swon disclaims beneficial ownership.
(3) Includes 764,000 shares issuable upon exercise of options. Does not include options for 200,000 shares that vest only after certain conditions are met. All of these options have a cash-less exercise provision.
(4) Includes 1,708,979 shares issuable upon exercise of options Also included are shares issuable upon exercise of warrants to purchase 241,667 shares of Company common stock. All of these options and warrants have a cash-less exercise provision.
(5) Includes 183,333 shares issuable upon exercise of options and warrants. The warrants have a cash-less exercise provision and include certain piggyback registration rights.
(6) Includes 183,333 shares issuable upon exercise of options and warrants. The warrants have a cash-less exercise provision and include certain piggyback registration rights.
(7) Includes warrants to purchase 1,068,692 shares of the Company's common stock. Jerry E. Swon, Ms. Swon's husband, disclaims beneficial ownership of all Company securities owned by Ms. Swon.

(8) Includes warrants to purchase 1,068,692 shares of the Company's common stock. Does not include securities of the Company owned by Bruce Deichl, Ms. Wishart's husband, as to which securities Mrs. Wishart disclaims beneficial ownership
(9) Includes warrants to purchase 75,000 shares of the Company's common stock. Mr. Rose's address is3058 East Tremont Avenue, Bronx, NY 10461.

----------
**    Less than 1%

                                     GENERAL

      Unless contrary instructions are indicated on the proxy, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares..

      The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of common stock will be voted in accordance with the specification so made.

      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

                                        By Order of the Board of Directors,


                                        Frank Guarino, Secretary

Basking Ridge, New Jersey
December 20, 2005

                                    Exhibit A
                            CERTIFICATE OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                     MILLENNIUM BIOTECHNOLOGIES GROUP, INC.

The above corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: By unanimous consent of the Board of Directors of MILLENNIUM BIOTECHNOLOGIES GROUP, INC. (the "Company") resolutions were duly adopted setting forth a proposed amendment of the Company's Amended and Restated Certificate of Incorporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Company for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that it is recommended to the Company's stockholders that Paragraph B of Article FOURTH of the Company's Amended and Restated Certificate of Incorporation, which sets forth the Company's capitalization, be amended and, as amended, read as follows:

"B. AUTHORIZED SHARES.

The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue shall be Two Hundred Million Five Hundred Thousand (200,500,000) shares, consisting of:

(1) Five Hundred Thousand (500,000) shares of preferred stock, par value $1.00 per share ("Preferred Stock"); and
(2) Two Hundred Million (200,000,000) shares of common stock, par value $0.001 per share."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed this __ day of January 2006.


                                      By:
                                          --------------------------------------
                                          Jerry E. Swon, Chief Executive Officer

                     MILLENNIUM BIOTECHNOLOGIES GROUP, INC.
                         SPECIAL MEETING OF STOCKHOLDERS
                                January 25, 2006

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jerry E. Swon, with full power of substitution, as proxies to represent the undersigned at the Special Meeting of Stockholders to be held at the Rye Town Hilton 699 Westchester Ave., Rye Brook, NY 10573, on Wednesday, January 25, 2006, at 8:00 a.m. local time and at any adjournment thereof, and to vote all of the shares of common stock of Millennium Biotechnologies Group, Inc. the undersigned would be entitled to vote if personally present, upon the following matters:

Please mark box in blue or black ink.

1. Proposal No.1-Amendment of the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock to 200,000,000 shares.

                |_| For                 |_| Against                 |_| Abstain

      In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

      THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSAL NO. 1, AND, IN THE DISCRETION OF THE PROXY, ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                    Please date, sign as name appears at left, and return promptly. If the stock is registered in the name of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee, or Guardian, please give full title. Please note any change in your address alongside the address as it appears in the Proxy.


                                        Dated: _________________________________

                                               _________________________________
                                                           Signature

                                               _________________________________
                                                          (Print Name)

      SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE